EXHIBIT 99.10
                       TITLE EXAMINATION FOR REAL PROPERTY

                        Chicago Title Insurance Company
                            PRELIMINARY TITLE REPORT
                                 April 22, 1998

                To: CHICAGO TITLE INSURANCE CO. Order No: 184048
                1129 20TH ST., STE 300 Escrow No: #NBU-180 98039
                    WASHINGTON, D.C. 20036 Ref: Payless Drug

                             Attention: TRACI HARRIS
                             Phone No: 202-466-2266

              Extended Owners Coverage $1,000.00 Premium $330.00

                              Service Fee $25.00







We are prepared to issue a title insurance policy in ALTA (1992) form and amount shown above insuring the title to the property described herein. This report is preliminary to the issuance of a policy of title insurance and shall become null and void unless a policy is issued, and the full premium therefore paid.

           Vestee: MONTCO ASSOCIATES, a Maryland limited partnership



                    Dated as of: April 10, 1998 at 8:00 A.M.

  Subject to the exceptions, exclusions, conditions and stipulations which are part of said policy, and to exceptions as shown herein

                       CHICAGO INSURANCE COMPANY OF OREGON

                                       By:
                     All inquiries regarding this commitment
                          Should be directed to: Rollie
                     Feuchtenberger: Chicago Title Ins. Co.;
                    1129 20th Street, Suite 300; Washington,
                          DC 20036, 202.466.2266 ext 27

                                Order No: 184048

                                  DESCRIPTION

                                  (Continued)



GENERAL EXCEPTIONS (Standard Coverage Policies only)

1. a. Taxes or assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records. b. Proceedings by a public agency which may result in taxes or assessments, or notices of such proceedings, whether or not shown by the records of such agency or by the public records.

2. a. Easements, liens, encumbrances, interests or claims thereof which are not shown by the public records. b. Any facts, rights, interests or claims which are not shown by the public records but which could be ascertained by an inspection of the land or by making inquiry of persons in possession thereof.

3.       Discrepancies,   conflicts  in  boundary   lines,   shortage  in  area,
         encroachments, or any other facts which a correct survey would disclose, and which are not shown by the public records.

4.       a.  Un-patented mining claims;

         b. Reservations or exceptions in patents or in Acts authorizing the issuance thereof;

         c.  Water rights, claims or title to water;

         whether or not the matters excepted under (a), (b), or (c) are shown by the public records.

5. Any lien or right to a lien, for services, labor or material heretofore or hereafter furnished, imposed by law and not shown by the public records.


SPECIAL EXCEPTIONS

6. City liens, if any, of the city of Tigard. (An inquiry has been directed to the City Clerk concerning the status of said liens and a report will follow if such liens are found.)

7. The premises herein described are within and subject to the statutory powers including the power of assessment of the Unified Sewerage Agency.

8.       Easements as dedicated or delineated on the recorded plat.
         For:                 Utility
         Affects:             A strip 15 feet in width through subject property

9.       Declaration of  establishment of protective  covenants,  conditions and
         restrictions   and  grants  of  easements,   including  the  terms  and
         provisions thereof;
         Dated:                             August 31, 1976
         Recorded:                          December 16, 1976
         Book:                              1132
         Page:                              456

10.      Reciprocal Easement Agreement, including the terms and provisions thereof;
         Dated:                             July 9, 1975
         Recorded:                          December 16, 1976
         Book:                              1132
         Page:                              485

         Amended by instrument;
         Recorded:                          November 30, 1977
         Book:                              1220
         Page:                              712

11.      Lease, including the terms and provisions thereof;
         Dated:                             April 1, 1977
         A memorandum of which was:
         Recorded:                          April 26, 1977
         Book:                              1160
         Page                               740
         Lessor:    Montco Associates, a Maryland limited partnership
         Lessee:    Pay Less Drug Stores Northwest, Inc., a Maryland corporation

         The present ownership of said leasehold and other matters affecting the interest of the lessee are not shown herein.
(Continued)


Order No: 184048  SPECIAL EXCEPTIONS (Continued)

12. The terms and provisions of Assignment of Lease and Agreement Agreement , including the terms and provisions thereof;
         Recorded:                          April 26, 1977
         Book:                              1160
         Page:                              746

         Which instrument was modified by Reassignment of Lease and Agreement;
         Recorded:                          April 26, 1977
         Book:                              1160
         Page:                              805

13. Mortgage, including the terms and provision thereof, give to secure an indebtedness with interest thereon and such future advances as may be provided therein.
         Dated:                             April 1, 1977
         Recorded:                          April 26, 1977
         Book:                              1160
         Page:                              762
         Amount:                            $1,029,000.00
         Mortgagor:  Montco Associates, a limited partnership
         Mortgagee:  Sixth Basingstoke Properties, Inc., a Delaware corporation

         Said Mortgage was assigned by instrument;
         Recorded:                          April 26, 1977
         Book:                              1160
         Page:                              800
         To: The Monumental Life Insurance Company, a Maryland corporation and
             Volunteer State Life Insurance Company, a Tennessee corporation

14.      Pylon Sign Lease Agreement, including the terms and provisions thereof;
         Dated:                             July 15, 1984
         Recorded:                          May 3, 1985
         Recorder's Fee No.:                85016315
         By and Between:  Bissett and Bissett, Ltd., an Oregon limited partnership, et al and Albertson's Inc., a Delaware corporation, et al
         The terms and provisions of said Agreement were modified by instrument;
         Recorded:                          May 3, 1985
         Recorder's Fee No.:                86061443

15.      Reciprocal Easement Agreement, including the terms and provisions thereof;
         Dated:                             June 27, 1985
         Recorded:                          December 30, 1986
         Recorder's Fee No.:                86061443

16. The terms and provisions of the partnership agreement of Monco Associates, a copy of which should be furnished for our examination prior to closing. Any conveyance or encumbrance of partnership property must be executed by all of the general partners, unless otherwise provided for in the partnership agreement. (Continued)
Order No: 184048

SPECIAL EXCEPTIONS (Continued)

17. Note: An inquiry of the Corporation Department of the State of Oregon reveals no record of Montco Associates, a Maryland limited partnership. Our offices shall require evidence as to its nature and parties of authority thereunder.

18. Any encroachments, unrecorded easements, violations of covenants, conditions and restrictions, and any other matters which would be disclosed by a correct survey.

19. Proof that there are no parties in possession, or claiming to be in possession, other than above vestees.

20. Any statutory liens for labor or material, including liens for contributions due to the State of Oregon for unemployment compensation and for workmen's compensation, which have now gained or hereafter may gain priority over the lien of the insured mortgage, which liens do not now appear of record.

         NOTE: Taxes for the fiscal year 1997-98, paid in full;
         Amount:                                 $17,469.87
         Levy Code:                               023-74
         Account No.:                             R450218
         Map No.:                                 2812AA
         Tax Lot No.:                             00906

         NOTE: Any transfer of the herein described property is subject to the payment of Washington County Transfer Tax at the rate of $1.00 per $1,000.00 or fraction thereof of stated consideration.

         NOTE:  This report is subject to any amendments  which might occur when
         the  names  of   prospective   purchasers   are  submitted  to  us  for
         examination.

         END OF REPORT

         cc: Chicago Title-Malcolm Newkirk

         DCO/cl
         April 22, 1998

Order No: 184048

LEGAL DESCRIPTION

A parcel of land located in the Northeast quarter of Section 2, Township 2 South, Range 1 West, Willamette Meridian, in the County of Washington and State of Oregon, more particularly described as follows:

Beginning at the most Southerly corner of Parcel II PAY LESS SHOPPING CENTER, a plat of record in Washington County, Oregon; thence following the Southeasterly line of said Parcel II North 44(degree)50'05" East 125.69 feet; thence North 43(degree)09'55" West 4.54 feet; thence North 44(degree)50'05" East 104.00 feet to the most Easterly corner of said Parcel II; thence along the Northeasterly line of said Parcel II, North 45(degree)09'55" West 495.16 feet to the most Northerly corner of said Parcel II; said point being located on the Southeasterly right of way line of S.W. Main Street as shown on the plat of the aforementioned PAY LESS SHOPPING CENTER; thence following said right of way line
21.28 feet along the arc of a 150.00 foot radius curve concave to the Northwest (long chord bears South 81(degree)00'24" West 21.26 feet) to a point of reverse curve; thence 55.68 feet along the arc of a 380.23 foot radius curve concave to the Southeast (long chord bears South 80(degree)53'14" West 55.63 feet); thence South 14(degree)36'10" East 106.97 feet; thence South 44(degree)31'30" West
114.00 feet to a point on the Southwesterly line of said Parcel II; thence South 45(degree)16'18" East 452.25 feet to the point of beginning.

PRELIMINARY REPORT (Rev. 1/95)

                               PRELIMINARY REPORT

All inquiries regarding this commitment
Should be directed to: Rollie
Feuchtenberger: Chicago Title Ins. Co.;       Order No.  R95336TJS
1129 20th Street, Suite 300; Washington,      Assessor's Parcel No. 033-151-16
DC 20036, 202.466.2266 ext 27                 Escrow Officer: Your No. 180980391

In response to the above referenced application for a Policy of Title Insurance, TICOR TITLE INSURANCE COMPANY hereby reports that it is prepared to issue, or cause to be issued, as of the date hereof, a Policy or Policies of Title Insurance describing the land and the estate or interest therein, hereinafter set forth, insuring against loss which may be sustained by reason of any defect, lien or encumbrance not shown or referred to as an Exception below or not excluded from coverage pursuant to the printed Schedules, Conditions and Stipulations of said policy forms.

The printed Exceptions and Exclusions from the coverage of said Policy or Policies are set forth on the attached cover. Copies of the Policy forms should be read. They are available from the office which issued this Report.

Please read the exceptions shown or referred to below and the exceptions and exclusions set forth on the attached cover of this report carefully. The exceptions and exclusions are meant to provide you with notice of matters which are not covered under the terms of the title insurance policy and should be carefully considered. It is important to note that this preliminary report is not a written representation as to the condition of title and may not list all liens, defects, and encumbrances affecting title to the land.

This Report (and any supplements or amendments thereto) is issued solely for the purpose of facilitating the issuance of a Policy of Title Insurance and no liability is assumed hereby. If it is desired that liability be assumed prior to the issuance of a policy of Title Insurance, a binder or Commitment should be requested.
Dated as of April 3, 1998           At 7:30 A.M.

WESTERN TITLE COMPANY, INC., an authorized agent

Countersigned By:

-------------
John H. Speck              Authorized Officer

The form of Policy of Title Insurance contemplated by this Report is:
          [  ] ALTA  Residential  Policy
          [XX] ALTA Loan Policy with ALTA endorsement Form 1 Coverage [ ] CLTA Standard Coverage Policy

          [  ] ALTA  Owner's Policy
          [  ] Short Term Rate Applicable:
The estate or interest in the land hereinafter described or referred to covered by this report is: A Fee Title to said estate or interest at the date hereof is vested in: PAYNEV ASSOCIATES, a Maryland Limited Partnership

Order No. R95335TJS
it the date hereof exceptions to coverage in addition to the printed Exceptions and Exclusions contained in said Policy form would be as follows:

1. The lien, if any, of supplemental taxes, assessed pursuant to the provision of the Nevada revised Statutes.

2. Any liens that may be created for Delinquent Sewer charges by reason of said premises lying withing the City of Sparks.

3. Rights of way for any existing roads, trails, streams, ditches, drain ditches, pipe, pole or transmission lines traversing said premises.

4.       Water rights, claims or title to water, whether or not recorded.

5.       Rights of parties in possession.

6. Matters which may be disclosed by an inspection or by survey of said land that is satisfactory to this Company, or by inquiry of the parties in possession thereof.

7. Easements, dedications, reservations, provisions, recitals, building set back lines, and any other matters as provided for or delineated on the subdivision map referenced in the legal description contained herein.

         Reference is hereby made to said plat for particulars. If one is not included herewith, one will be furnished upon request.

8. Covenants, conditions, restrictions, easements and building set-back lines as set forth in an instrument, Recorded:

                  November 2, 1973, in Book 775, Page 76, Document No. 306896, Official Records of Washoe County, Nevada.

         BUT OMITTING ANY COVENANTS OR RESTRICTIONS IF ANY, BASED UPON RACE, COLOR, RELIGION, SEX, HANDICAP, FAMILIAL STATUS, OR NATIONAL ORIGIN UNLESS AND ONLY TO THE EXTENT THAT SAID COVENANT (A) IS EXEMPT UNDER CHAPTER 42, SECTION 3607 OF THE UNITED STATES CODE OR (B) RELATES TO HANDICAP BUT DOES NOT DISCRIMINATE AGAINST HANDICAPPED PERSONS.

         Said covenants, conditions and restrictions were amended in an instrument
         Recorded:

                  December 12, 1974, in Book 863, Page 674, Document No. 349653, Official Records of Washoe County, Nevada.

         Said covenants, conditions and restrictions were amended in an instrument
         Recorded:

                  June 13, 1975, in Book 897, Page 133, Document No. 367571, Official Records of Washoe County, Nevada.

         Said covenants, conditions and restrictions were amended in an instrument
         Recorded:

                  August 12, 1977, in Book 1114, Page 472, Document No. 491345, Official Records of Washoe County, Nevada.

         Said covenants, conditions and restrictions were amended in an instrument
         Recorded:

                  March 13, 1986, in Book 2306, Page 276,  Document No. 1057985,
                  Official Records of Washoe County, Nevada.

Western Title Company, Inc.                                 Order No.: R95336TJS

         Said covenants, conditions and restrictions were amended in an instrument
         Recorded:

                  March 13, 1986, Document No. 1057987, Official Records of Washoe County, Nevada.

         Said covenants, conditions and restrictions were amended in an instrument
         Recorded:

                  July 31, 1987, Document No. 1182460, Official Records of Washoe County, Nevada.

         Said covenants, conditions and restrictions were amended in an instrument
         Recorded:

                  October 12, 1987, Document No. 1199251, Official Records of Washoe County, Nevada.

9.       The matter set forth in a Common Area Maintenance Agreement,
         Recorded:

                  November 2, 1973, in Book 775, Page 96, Document No. 349654, Official Records of Wahsoe County, Nevada.

         And amendment thereto,
         Recorded:

                  December 12, 1974, in Book 863, Page 681, Document No. 349654, Official Records of Washoe County, Nevada.

         And amendment thereto,
         Recorded:

                  July 31, 1987, Document No. 1182461, Official Records of Washoe County, Nevada.

         Said amendment was re-recorded in an instrument
         Recorded:

                  October 12, 1987, Document No. 1199250, Official Records of Washoe County, Nevada.

10.      A Deed of Trust to secure an indebtedness in the amount shown below:
         Amount:         $1,200,000.00
         Dated:          February 10, 1975
         Trustor:        PAYNEV ASSOCIATES, a Maryland Limited Partnership
         Trustee:        TITLE INSURANCE AND TRUST COMPANY,
                         a California corporation
         Beneficiary:    PAY LESS DRUG STORES, a California corporation
         Recorded:

                  April 1, 1975, in Book 882, Page 320, Document No. 359648, Official Records of Washoe County, Nevada.

11.      A Deed of Trust to secure an indebtedness in the amount shown below:
         Amount:         $1,656,000.00
         Dated:          May 26, 1975
         Trustor:        PAYNEV ASSOCIATES, a Maryland Limited Partnership, and
                         PAYMONT ASSOCIATES, a Maryland Limited Partnership
         Trustee:        TITLE INSURANCE AND TRUST COMPANY
         Beneficiary:    SIXTH LUDINGHAM PROPERTIES, INC.
         Recorded:

                  July 16, 1975, in Book 903, Page 518, Document No. 370933, Official Records of Washoe County, Nevada,
(Continued)

Western Title Company, Inc.                                 Order No.: R95336TJS

12.      A Deed of Trust to secure an indebtedness in the amount shown below:
         Amount:         $1,541,000.00
         Dated:          October 29, 1990
         Trustor:        PAY-WEST ASSOCIATES, a Maryland Limited Partnership
         Trustee:        TITLE INSURANCE AND TRUST COMPANY
         Beneficiary:    PAYMONT ASSOCIATES and PAYNEV ASSOCIATES, a partnership
         Recorded:

                  June 6, 1991, in Book 3271,  Page 218,  Document No.  1484861,
                  Official Records of Washoe County, Nevada.

13. The requirement that vestee is registered with Nevada Secretary of State and in good standing.

14. This report is preparatory to the issuance of an ALTA Policy of Title Insurance. We have no knowledge of any fact which would preclude the issuance of said ALTA Policy with Endorsements 100 and 116 attached. (Provided there is a valid Notice of Completion of record.)

         There is located on said land a commercial building, known as 590 E. Prater Way, Sparks, Nevada.


NOTE: Taxes for the fiscal year 1997-1998, in the amount of $28,071.29 have been paid in full. (APN 033-151-16)

NOTE: This report makes no representations as to water, water rights, minerals or mineral rights and no reliance can be made upon this report or a resulting title policy for such rights or ownership.

                                                             Order No. R95336TJS

                                  DESCRIPTION

All that real property situate in the City of Sparks, County of Washoe, State of Nevada, described as follows:

Lot 3 of SUTTER HILL SUBDIVISION, (Subdivision Tract No. 1438), according to the map thereof, filed in the office of the County Recorder of Washoe County, State of Nevada, on November 1, 1973, under Filing No. 306755.

EXCEPTING THEREFROM that portion of Lot 3 described as follows:

BEGINNING at the Southeast corner of Lot 2 of said Sutter Hill Subdivision; thence North 00(degree)47'27" East along the Easterly line of said Lot 2; said Easterly line being common with Lot 3, a distance of 186.32 feet; thence leaving said Easterly line and proceeding south 89(degree)12'33" East 2.52 feet; thence South 00(degree)47'27" West and parallel to the Easterly line of said Lot 2 a distance of 186.32 feet; thence North 89(degree)12'33" West 2.52 feet to the point of beginning.

PARCEL B:

BEGINNING at the most Easterly Northeast corner of said Lot 2, as the same is shown on Sheet 2 of 2, of the map entitle d "Official Plat, Sutter Hill Subdivision", filed in the Official Records of Washoe County, Nevada, November 1, 1973, as File No. 306755, and proceeding thence North 89(degree)12'33" West along the Northerly line of said Lot 2, a distance of 127.58 feet to a lot corner as shown on the above mentioned map; thence leaving said Northerly line and proceeding South 00(degree)47'27" West 3.68 feet; thence South 89(degree)12'33" East, and parallel to the above mentioned Northerly line 127.58 feet to the Easterly line of said Lot 2; thence South 89(degree)12'33" East, and parallel to the above mentioned Northerly line 127.58 feet to the Easterly line of said Lot 2; thence North 00(degree)47'27" East along said Easterly line 3.68 feet to the point of beginning and containing 469.5 square feet.